UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2023 (January 09, 2023)

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY	10017
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (646) 727-4847

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common	CCTC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Settlement Agreement.

On January 09 2023, Clean Coal Technologies, Inc. (the “Company”) entered into three separate settlement agreements (the “Settlement Agreements”) with each of CCTC Acquisition Partners LLC (“CCTC”), Black Diamond Financial Group LLC (“Black Diamond”) and Wyoming New Power, Inc. (“WNP”) (“the Parties” which are all affiliated entities of the Black Diamond Group) to settle an aggregate principal amount of $13,914,908 plus accrued and unpaid interest, default penalties, shares, warrants and fees and security interests to the Parties in exchange for an aggregate of 73,000,000 shares of the Company’s common stock (the “Stock Consideration”) in accordance with the following.

CCTC Settlement Agreement.

The Aggregate Debt Amount consisted of the following as it relates to CCTC.

(i) that certain Series A 12% Secured Convertible Promissory Note, in the initial principal amount of $3,741,742.38 (the “Series A Note”) issued to CCTC on November 25, 2015, (ii) that certain Series B 12% Secured Convertible Promissory Note, in the initial principal amount of $626,226.37 (the “Series B Note”) issued to CCTC on November 25, 2015, (iii) that certain Series C 12% Secured Convertible Promissory Note, in the initial principal amount of $507,846.15 (the “Series C Note”) issued to CCTC on November 25, 2015, and (iv) that certain Series D 12% Secured Convertible Promissory Note, in the initial principal amount of $192,800.00 September 14, 2016 (the “Series D Note” and together with each of the Series A Note, the Series B Note and the Series C Note, the “CCTC Notes”). Pursuant to the terms of the CCTC Notes, including additional funds that have been advanced bringing the aggregate amount of funds advanced up to $12,170,649.51. It has been agreed that the balance of $12,170,649 plus accrued and unpaid interest and default penalties payable on the notes and shares, warrants and fees and security interests (Debt Amount) will be settled as per below.

As part of the settlement agreement with the CCTC, the CCTC Debt Amount will be cancelled in exchange for 68,700,000 shares of the Company’s Common Stock.

WNP Settlement Agreement.

The Aggregate Debt Amount consisted of the following as it relates to WNP.

Wyoming New Power Inc. has an aggregate principal amount due of $1,135,727, plus accrued and unpaid interest and default penalties payable on the notes and shares, warrants, and fees, and security interests as of the settlement date and it will be exchanged for 2,800,000 ordinary shares of the Company.

Black Diamond Settlement Agreement.

Black Diamond Financial Group the aggregate principal amount due of $608,532, plus accrued and unpaid interest and default penalties payable on the notes and shares, warrants, and fees, and security interests as of the settlement date which will be exchanged for 1,500,000 ordinary shares of the Company.

The Settlement Agreements contain representations and warranties, and mutual general releases.

The foregoing description of the Settlement Agreements do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Settlement Agreements.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this 8-K is incorporated by reference in this Item 3.02. The Stock Consideration was not registered under the Securities Act but qualified for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	CCTC Settlement Agreement with Wyoming New Power Inc.
10.2	CCTC Settlement Agreement with Black Diamond Financial Group
10.3	CCTC Settlement Agreement with CCTC Acquisition Partners
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: January 12, 2023

CLEAN COAL TECHNOLOGIES, INC.

By: /s/ Aiden Neary

Aiden Neary

Chief Financial Officer